EXHIBIT 99.2


                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
           BY CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. ss. 1350.


I, James L. Smith, the Chief Executive Officer and Chairman of the Board of Directors of Summit Life Corporation, hereby certify that this Report, which contains the following financial statements: the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statement of Stockholders' Equity, Condensed Consolidated Statement of Cash Flows and the notes to the consolidated financial statements, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Summit Life Corporation.

                                              /s/James L. Smith
                                              ----------------------------------
                                              James L. Smith
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors
                                              November 14, 2002